Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction
Topaz Holdings LLC	Delaware
Arrow Bidco, LLC	Delaware
RL Signor Holdings LLC	Delaware
RL Signor Construction Services LLC	Delaware
RL Signor Management, LLC	Delaware
RL Signor Barnhart, LLC	Delaware
RL Signor Carrizo, LLC	Delaware
RL Signor Jal, LLC	Delaware
RL Signor Kenedy, LLC	Delaware
RL Signor Midland, LLC	Delaware
RL Signor Pecos, LLC	Delaware
RL Signor Orla, LLC	Delaware
RL Signor El Reno, LLC	Delaware
RL Signor Rancho Agave, LLC	Delaware
RL Signor Water Tower, LLC	Delaware
RL Signor Kermit, LLC	Delaware
RL Signor Odessa, LLC	Delaware
Target Logistics Management LLC	Massachusetts
TLM Equipment, LLC	Delaware
US Iron Bidco, LLC	Delaware
Chard Camp Catering Services Ltd.	Canada (Alberta)
Target Logistics Holdings Tioga, LLC	North Dakota
Target Logistics Holdings Williston, LLC	North Dakota
Target H20, LLC	North Dakota
Target Logistics Holdings Dickinson, LLC	North Dakota
Target Management Canada, Ltd.	Canada (British Columbia)
TL Proveeduria Y Servicios de rl de cv	Mexico (The Federal District)
Algeco Canada Inc.	Canada (Ontario)